Exhibit 10.6


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of October 1, 1998, by and between Global Payment Technologies, Inc., a Delaware corporation, with executive offices at 20 East Sunrise Highway, Valley Stream, New York 11581 (the "Company"), and Edward Seidenberg, residing at 759 Kearny Drive, North Woodmere, NY 11581, (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company desires to formalize the employment of the Executive as a senior executive officer of the Company; and

     WHEREAS, the Company and Executive desire to enter into an agreement relating to such employment;

     NOW,   THEREFORE,   in   consideration  of  the  covenants  and  agreements
hereinafter set forth, the parties hereto agree as follows:

1.   EMPLOYMENT

     1.1 As of the commencement of the Employment Term (as hereinafter defined), the Company hereby employs Executive in a senior executive capacity (it being contemplated that he shall be elected and serve as the President and Chief Operating Officer upon the terms and conditions herein contained, with responsibility for the performance of such duties as may be from time to time be assigned to him by the Board of Directors of the Company (the "Board of Directors") or its Chief Executive Officer. Executive hereby accepts employment. The Company shall use its best efforts to cause Executive to be elected and/or appointed to (a) the Board of Directors, and (b) any executive operating committee established to oversee and set general strategy for the Company

     1.2 The term of employment under this Agreement shall commence on the effective date of this Agreement, and, subject to the terms hereof, shall terminate on September 30, 2001; provided, however, that the term of this Agreement

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shall  automatically  be extended for  additional  one (1) year terms beyond the initial  term unless and until either the Company or  Executive  provides  sixty
(60) days prior written notice to the other of its desire to terminate this Agreement as of the end of the then current term of this Agreement (such term of employment is referred to hereinafter as the "Employment Term"). For purposes hereof, the term "year" shall mean October 1 through September 30.

     1.3 Throughout the Employment Term, Executive shall devote his best efforts and all of his business time, attention and skills to the business and affairs of the Company.

2.   SALARY

     2.1 During the Employment Term, Executive shall be entitled to receive a base salary at the rate of $192,500 per year, payable in accordance with the Company's regular payroll practice for senior executives of the Company; provided that such base salary shall be reviewed by the Board of Directors no less than annually and may be increased, but not decreased.

3.   ANNUAL BONUSES

     For each year during the term of this Agreement, commencing with the first year, Executive shall be entitled to receive a bonus in an amount to be determined by the Board of Directors in its sole discretion. Anything contained herein to the contrary notwithstanding, Executive shall be entitled to receive a bonus at the end of the first year hereof consistent with those received by other senior executives of the Company.

4.   INCENTIVE STOCK OPTION PLAN

     4.1 The Executive shall be entitled to participate in the Company's Stock Option plan in a manner equal to that of other senior executives.

     4.2 The ISO shall be subject to such other terms and conditions as are set forth in the grant.

5.   TERMINATION UNDER CERTAIN CONDITIONS

     Subject to section 7(d), in the event that Executive's employment is terminated by the Company (other than for "Cause" as hereinafter defined) or Executive


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terminates his employment  for "Good Reason" (as  hereinafter  defined) prior to the end of the Employment Term, Executive shall be entitled to receive in lieu of any and all other payments a severance payment in an aggregate amount equal to (1) Executive's yearly base salary in effect on the date of his termination of employment hereunder plus (2) an amount equal to the higher of (i) the bonus received pursuant to paragraph 3 for the most recently ended fiscal year or (ii) the bonus projected by the Board of Directors for the fiscal year in which termination occurred (subject to the terms and conditions of paragraph 3) and, in each case, pro rated by a fraction, the numerator of which shall be the actual number of days elapsed in the current fiscal year and denominator of which shall be 365 (the "Severance Payment"). The Severance Payment shall be payable in six equal monthly installments, the first installment to be due and payable on the first day of the month immediately following such termination. In addition to the Severance Payment, Executive shall be entitled to receive all benefits set forth in sections 6.1, 6.2 and 6.3 for the twelve months following such termination, on terms and conditions no less favorable than those in effect immediately prior to the Executive's termination.

6.   CERTAIN EMPLOYEE BENEFITS

     6.1 During the Employment Term, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any benefit plans which the Company may from time to time provide to its senior executives during the Employment Term. Unless otherwise specifically set forth herein, the Company shall be under no obligation to institute or thereafter continue the existence of any such benefit plan.

     6.2 Upon presentation of appropriate documentation, the Company shall reimburse Executive in an amount not to exceed seven thousand ($7,000) dollars per year for the premiums on any life insurance or individual long term disability insurance policies for Executive. The foregoing amounts received shall be in lieu of any other obligations the Company may have with respect to such insurances other than with respect to similar insurances provided to employees on a Company-wide basis.

     6.3 The Executive shall be entitled to the full time use of an automobile and shall be reimbursed by the Company for all related insurance expenses in an amount not to exceed the aggregate of nine thousand six hundred dollars $9,600 per


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calendar year,  such amount to be pro-rated in any year hereunder if less than a full calendar year.

     6.4 During the Employment Term, Executive shall be entitled to the use of a private office and secretarial assistance, both appropriate for a senior executive of the Company.

     6.5 The Company currently has directors and officers liability insurance. The Company covenants that Executive shall be covered under such policy through the Employment Term, and thereafter with respect to matters occurring during the Employment Term.

7.   CHANGE OF CONTROL

     (a) For the purpose of this Agreement, a "Change of Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 22.5% or more (on a fully diluted basis) of either (i) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (W) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (X) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (Y) any acquisition by any corporation pursuant to a transaction which complies with clauses (X), (Y) and (Z) of subsection
     (iii) of this Section 7(a), and (Z) any acquisition by any entity in which the Executive has a direct or


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


     indirect equity interest; or

          (ii) Individuals who, as of the effective date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (X) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (Y) no Person (excluding (I) any employee, benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation


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


     resulting from such Business Combination or any Affiliate of such corporation, or (II) any entity in which the Executive has an equity interest, or any Affiliate of such entity) beneficially owns, directly or indirectly, 20% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (Z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (b) The Company or its successor or purchaser shall notify Executive in writing, no later than 10 days prior to a Change in Control, whether it desires Executive to remain employed for a maximum of five months following the Change in Control (the "Transition Period"). If Executive is notified that it is not desired that he remain employed following the Change in Control, or if no such notice is given or the notice references a Transition Period of more than five months, Executive shall have the right to voluntarily terminate his employment for the 60-day period following the Change in Control and, subject to Section 7(d) below, such termination shall be deemed to have occurred for Good Reason for purposes of this Agreement.

     (c) If Executive is properly notified that the Company or its successor or purchaser desires Executive to remain employed for a Transition Period, and if Executive remains employed for the Transition Period, then Executive shall have the right to voluntarily terminate his employment for the 60-day period following the end of the Transition Period and, subject to Section 7(d) below, such termination shall be deemed to have occurred for Good Reason for purposes of this Agreement.


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


     (d) If, following a Change in Control, Executive's employment is terminated by the Company other than for Cause, or Executive terminates his employment for Good Reason (including for this purpose under circumstances described in Section 7(b) and (c)), (i) the Severance Payment due to Executive pursuant to Section 5 shall be increased by 50% and (ii) such payment shall be made to Executive in a single lump sum no later than five days following his termination.

8.   TERMINATION FOR GOOD REASON

     Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term, in which event Executive shall resign from all of his positions with the Company. For purposes of this Agreement, "Good Reason" shall mean the Executive's good faith determination that any of the following has occurred (without Executive's express prior written consent):

          (i) The assignment to executive by the Company of duties inconsistent with those of a President or those of such other equivalent or more senior position then held by Executive, if any (including status, titles, offices and lines of reporting), except in connection with the termination of Executive's employment for Cause (as described in paragraph 9), disability (as defined in section 9.2(c) below), or as a result of Executive's death or termination by Executive other than for Good Reason;

          (ii) A reduction by the Company in Executive's base salary;

          (iii) The taking of any action by the Company which would deprive Executive of any material fringe benefit enjoyed by Executive at any time during the Employment Term as set forth in paragraph 6;

          (iv) Any material breach by the Company of any provision of this Agreement; or

          (v) The relocation of Executive's principal place of employment to a location which is both (X) at least 50 miles from Executive's then-current principal place of employment and (Y) at least 50 miles further from Executive's residence than such residence is from Executive's then-current principal place of employment.


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


9.   DISCHARGE FOR CAUSE

     9.1 The Company shall have the right to terminate the employment of Executive during the Employment Term. If the Company terminates the employment of Executive other than for Cause, the provisions of paragraph 5 hereof shall apply. If the Company terminates the employment of Executive for Cause, its obligation under this Agreement to make any further payments to Executive shall thereupon cease and terminate except for any obligations accrued but which remain unpaid.

     9.2 As used herein, the term "cause" shall be limited to (a) action by Executive involving willful malfeasance or gross negligence having an adverse effect on the Company, or (b) failure to act by Executive involving material malfeasance or gross negligence having an adverse effect on the Company provided that any action or failure to act by Executive shall not constitute "Cause" if, in good faith, Executive believed such action or failure to act to be in or not opposed to the best interests of the Company, or if Executive shall be entitled, under applicable law or the Certificate of Incorporation or By-Laws of the Company, to be indemnified with respect to such action or failure to act, (c) in the event Employer makes a good faith determination that Executive is so disabled, for mental or physical reasons, that he is unable to satisfactorily perform his duties hereunder for an aggregate of 180 days during any period of 12 consecutive months, or (d) the death of Executive.

     9.3 Termination of Executive for Cause pursuant to this section 9 shall be communicated by a notice of termination.

10.  EXPENSES

     The Company shall reimburse Executive for reasonable expenses incurred in connection with the performance of his duties hereunder upon presentation to it by Executive from time to time of an itemized account of such expenditures in accordance with the Company's procedures as in effect from time to time.

11.  NONDISCLOSURE; NONCOMPETE; INVENTIONS

     11 .1 "Confidential Information" Defined. As used in this paragraph 11, the term "Confidential Information" shall mean any and all information (verbal and written) relating to the Company or any of its respective subsidiaries or any of its respective activities, other than such information which can be shown by Executive


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to be in the  public  domain  (such  information  not being  deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of section 11.2 below, including, but not limited to, information relating to: technology; research; test procedures and results; machinery and equipment;
manufacturing   processes;   financial  information;   products;   identity  and
description of raw materials and services used; purchasing; costs; pricing; engineering; customers and prospects; marketing; and selling and servicing.

     11.2 Nondisclosure of Confidential Information. Executive shall not, at any time during the term of his employment by the Company (other than as may be required in connection with the performance by him of his duties hereunder) or thereafter directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever.

11.3 NONCOMPETE COVENANT

     (a) Unless Executive has terminated for Good Reason, Executive shall not, during the period of his employment by the Company and for a period of 24 months thereafter, directly or indirectly (a) engage in any business (whether as owner, manager, operator, lender, partner, shareholder, licensor, licensee, joint venturer, employee, consultant or otherwise) in which the Company or any of its then subsidiaries is engaged (or is actively considering engaging) during the term of Executive's employment by the Company in any geographic area in which the Company or any of its respective subsidiaries is so engaged or is actively considering engaging, or (b) take any other action which constitutes an interference with or a disruption of the activities of the company or any of its subsidiaries. Notwithstanding the foregoing, Executive shall be permitted to own (as a passive investment) not more than 1% of any class of securities which is registered under the Securities Exchange Act of 1934, as amended; provided, however, that said 1% limitation shall apply to the aggregate holdings of Executive and those of all other persons and entities with whom Executive has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.

     (b) The parties hereto acknowledge that, prior to a


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"Change in Control" (as defined in Section 7(a)), the consideration to Executive for the covenant in Section 11.3(a) is the salary, bonuses and benefits provided
pursuant  to  this  Agreement.   Such  parties  further  acknowledge  that  such
consideration is not sufficient to adequately compensate Executive for such covenant in the event (i) there occurs a Change in Control and (ii) Executive either (X) has not been given notice by the Company that it desires Executive to continue his employment for a Transition Period as described in Section 7(b) or
(Y) Executive  has worked for the entire  Transition  period in accordance  with
Section 7(c), and thereafter Executive's employment is terminated by the Company without Cause, or by Executive with Good Reason (including for this purpose under circumstances described in Section 7(b) and (c)). In that case, the Company shall pay executive a single, lump sum payment of $250,000, within five days following his termination, as additional consideration for the covenant in
Section 11.3(a),

     11.4 Certain Activities. For purposes of clarification, but not of limitation, Executive hereby acknowledges and agrees that the provisions of section 11.3 above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Company or any of its subsidiaries to discontinue or alter his or its relationship with the Company or any of its subsidiaries; provided, however, that in the event Executive has terminated for Good Reason, the 24 months period referred to in section 11.3 shall be reduced to 12 months for purposes of this section 11.4.

     11.5 Inventions. Executive shall assign, transfer, convey and deliver to the Company, and hereby does assign, transfer and convey to the Company, all right, title and interest in and to all ideas, concepts, inventions, devices and improvements which pertain to methods, apparatus, designs, products, processes, devices or services sold, leased, used under consideration or development by the Company or any of subsidiaries, or which otherwise relate or pertain to the business, functions or operations of the Company or any of its subsidiaries, whether or not patentable or copyrightable (collectively called "Inventions"), and in and to any and all patents, copyrights, trademarks and other protection with respect thereto and applications therefor (including


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


continuations, continuations-in-part, divisions, reissues, renewals and extensions) for all countries relating to such Inventions, which Executive, either alone or with others, may make, conceive or reduce to practice during the term of his employment by the Company (it being agreed that any Invention disclosed by Executive within one year following the termination of his employment by the Company shall be deemed to fall within the provisions of this section 11.5 unless proved by him to have been first conceived, made and reduced to practice following the termination of his employment by the Company). Executive shall (i) promptly communicate and disclose to the Company all information, data and details concerning all Inventions, and (ii) during the term of his employment by the Company and at any time thereafter, execute all papers and perform all acts, and cooperate with the Company and its counsel in any other way which, in the sole view of the Company, is necessary and proper to more fully effectuate the provisions of this section 11.5. All expenses in connection with the obligations of Executive under this section 11.5 shall be borne by the Company or its nominee.

     11.6 Records. During the period of his employment by the Company, Executive shall make and maintain adequate and current written records of all Inventions, in the form of notes, sketches, drawings and/or reports relating thereto, which records shall be and shall remain the property of the Company and shall be available to the Company at all times. Upon the termination of Executive's employment for any reason whatsoever, all documents, records, notebooks and other materials which refer or relate to any aspect of the business of the which are in the possession of Executive, including all copies thereof, shall be promptly returned to Employer.

     11.7 Injunctive Relief, etc. The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by Executive of any of his obligations under this paragraph 11, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Executive may have against the Company or its subsidiaries, whether under this Agreement or otherwise, shall not be a defense to the enforcement by the Company of any of its rights under this paragraph 11.


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     11.8 Scope of Restriction.  It is the intent of the parties hereto that the covenants contained in this paragraph 11 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (Executive hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this paragraph 11 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     11.9 Nonexclusivity. The undertakings of Executive contained in this paragraph 11 shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

12.  CAPACITY, ETC.

     Employee hereby represents and warrants to Employer that: (a) he has full power, authority and capacity to execute and deliver this Agreement, and to perform his obligations hereunder, (b) said execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he is a party or otherwise bound, and (c) this Agreement is his valid and binding obligation in accordance with its terms.

13.  NO OBLIGATION TO MITIGATE DAMAGES

     Executive shall not be required to mitigate damages or the amount of any payment specifically provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of his employment hereunder or otherwise.

14.  NOTICES

     All notices or communications hereunder shall be in writing,


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addressed as follows:


          To the Company:

          20 East Sunrise Highway
          Suite 201
          Valley Stream, New York 11581


          To Executive:

          759 Kearny Drive
          North Woodmere, NY 11581

     Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

15.  SEPARABILITY, LEGAL FEES

     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. The Company shall pay all legal fees and other fees and expenses which Executive may incur in entering into this Agreement, if executed (provided the amount of such legal fees shall not exceed $2,500) or in obtaining, or attempting to obtain compensation or other benefits under this Agreement.

16.  INDEMNIFICATION

     The Company shall indemnify and hold harmless the Executive from and against any and all damage, loss, liability or expense (including reasonable attorneys' fees which shall be advanced by the Company) arising out of or with respect to the performance of his duties hereunder in his capacity as an officer and employee of the Company (or any subsidiary or affiliate thereof) to the maximum extent permitted by law. The Executive shall notify the Company of any claim by any third party coming to his attention which could result in any liability on the Company's part. The Company shall have the right to conduct the defense against any such claim with counsel of its selection. The obligations of the Company under this Section 16 shall continue following the


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


termination of this Agreement and/or the termination of employment of the Executive with the Company.

17.  BINDING EFFECT, ASSIGNMENT

     (a) This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive or by the Company. The Company shall not assign this Agreement to any successor or assign of the Company without the written consent of Executive.

     (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

18.  GOVERNING LAW

     This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York.

19.  ARBITRATION

     Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

20.  ENTIRE AGREEMENT

     This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Executive with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto


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


21.  HEADINGS

     The headings  contained  herein are for the sole purpose of  convenience of
reference,   and  shall  not  in  any  way  limit  or  affect  the   meaning  or
interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Executive has hereunto set his hand effective as of the date set forth above.

                                        GLOBAL PAYMENT TECHNOLOGIES, INC.


                                        By:  /s/  Stephen Katz
                                             -----------------------------
                                             Stephen Katz
                                             Chairman of the Board


                                        /s/  Edward Seidenberg
                                             -----------------------------
                                             Edward Seidenberg


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